Exhibit 4.6

AMENDMENT NO.1

TO

SERIES B PERFERRED SHARE PURCHASE AGREEMENT

This Amendment No.1 to the Series B Preferred Share Purchase Agreement as supplemented by the Deed of Adherence on December 20, 2013 (this “Amendment”) is made and entered into on May 22, 2014, by and among:

(1)                  Jupai Investment Group (Cayman), an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”),

(2)                  Jupai Investment International Limited., a limited liability company organized under the laws of the British Virgin Islands (the “BVI Company”),

(3)                  Jupai Hong Kong Investment Limited, a private company limited by shares organized under the laws of Hong Kong (the “HK Company”),

(4)                  Shanghai Juxiang Investment Management Consulting Co., Ltd. (), a limited liability company organized under the laws of the PRC (the “WFOE”),

(5)                  Shanghai Jupai Investment Consulting Co., Ltd. (), a limited liability company organized under the laws of the PRC (the “Domestic Enterprise”),

(6)                  Jupai Holding Inc., a limited liability company organized under the laws of the British Virgin Islands (the “Selling Shareholder”),

(7)                  each of the individuals (each a “Founder”, and collectively, the “Founders”) and the companies (each a “Founder Holdco”, and collectively, the “Founder Holdcos”) set forth in Schedule 1 hereto,

(8)                  E-House (China) Capital Investment Management Limited, a limited liability company organized under the laws of the British Virgin Islands (“E-House” or the “Investor”), and

(9)                  SINA Hong Kong Limited, a private company limited by shares organized under the laws of Hong Kong (“SINA” or the “Third Party Transferee”, together with E-House, collectively the “Purchasers”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                 On November 12, 2013, the Company, the Selling Shareholder, E-House and certain other parties entered into a Series B Preferred Share Purchase Agreement (the “Agreement”).

B.                 On December 20, 2013, SINA, the Company, the Selling Shareholder and certain other parties entered into a Deed of Adherence, pursuant to which SINA acceded to the Agreement in the capacity as the “Third Party Transferee” and the “Purchaser”;

C.                 The Parties hereto reached unanimous consent to amend the Agreement by this Amendment.

1.                 INTERPRETATION

1.1 In this Amendment, unless otherwise defined or the context otherwise requires:

(i)                                Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

(ii)                             Reference to Sections, Schedules and Exhibits shall be to sections, schedules, and exhibits of the Agreement or this Amendment, as applicable.

1.2 The “Group Companies” in the Agreement, the Deed and this Amendment shall mean the Company, the BVI Company, the HK Company, the WFOE, the Domestic Enterprise and the Subsidiaries of the Domestic Enterprise collectively, and a “Group Company” shall mean any of them.

2.                   ACCESSION BY BVI COMPANY

2.1 BVI Company hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of the Agreement, as if BVI Company had been an original party to the Agreement in the capacity as a “Group Company”, a “Warrantor”, an “Indemnitor”, and a “Party,” as such terms are defined therein and herein. The other Parties hereto shall be entitled to enforce the Agreement against BVI Company.

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3.                   CHANGE OF INVESTMENT ENTITY

3.1 For internal re-structuring purpose, E-House (China) Real Estate Asset Management Ltd. will be replaced by E-House (China) Capital Investment Management Limited (“E-House”) to be bound by, and assume all rights and obligations under the terms and conditions of the Agreement, as if E-House had been an original party to the Agreement in the capacity as the “Investor”, a “Purchaser”, an “Indemnitee” and a “Party,” as such terms are defined therein and herein. The other Parties to the Agreement shall be entitled to enforce the Agreement against E-House.

3.2 The Company, the Selling Shareholder, the BVI Company, the HK Company, the WFOE, the Domestic Enterprise, the Founders and the Founder Holdcos hereby agree, accept and acknowledge (i) that E-House (China) Real Estate Asset Management Ltd. is no longer bound by, or obliged to assume any rights or obligations under the terms and conditions of the Agreement as of the date of this Amendment, and the other Parties to the Agreement are not entitled to enforce the Agreement against E-House (China) Real Estate Asset Management Ltd.; (ii) E-House’s accession to the Agreement in the capacity as the “Investor”, a “Purchaser”, an “Indemnitee” and a “Party,” as such terms are defined therein. E-House shall be entitled to enforce the Agreement against the other Parties to the Agreement.

4.                   REPRESENTATIONS AND WARRANTIES

4.1 Section 4.2(b) of the Agreement shall be amended as follows:

“BVI Company and HK Company. Immediately prior to the Closing, the authorized share capital of the BVI Company is USD$50,000, divided into 50,000 shares of USD$1.00 each, 1 of which is issued and outstanding. The Company is the sole legal and beneficial owner of the BVI Company. The authorized share capital of the HK Company is HK$10,000, divided into 10,000 shares of HK$1.00 each, 1 of which is issued and outstanding. The BVI Company is the sole legal and beneficial owner of the HK Company.”

5.                   CONDITIONS PRECEDENT

5.1 The Parties agree that SINA shall have the right to appoint one observer (the “SINA

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Observer”) to the Board of Directors of the Group Companies. The Observer shall be entitled to receive all notices, materials, notes and records of board meetings concurrently with the Directors and in the same manner, and to attend the board meetings of each Group Company without exercising any voting rights.

5.2   In accordance with the above Section 5.1, Section 7.7 of the Agreement shall be amended as follows:

“Board of Directors. As of the Closing, the Board of Directors shall consist of not more than five (5) Directors, in accordance with the Restated Articles, and the person nominated by E-House shall have been appointed to the Board of Directors as a member (the “Investor Director”) and the person nominated by SINA shall have been appointed as an observer of the Board of Directors (the “SINA Observer”).”

Accordingly, Section 3.2(b) of the Agreement shall be amended as follows:

“The Company shall deliver to SINA (i) the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to SINA of the part of Purchased Shares (including the re-designated Series B Shares) being purchased by SINA at the Closing, and (ii) the members’ resolution of the Company evidencing the appointment of SINA Observer to the Board of Directors of the Company, and a certified copy of the appointment letter appointing SINA Observer to the board of directors of the WFOE.”

5.3   The Purchasers hereby waive the requirement for the Group Companies to fulfill the condition precedent as set forth in Section 7.28 of the Agreement. Moreover, the Parties agree that the shareholding structure of the Company immediately before and after the Closing shall be as same as set forth in Schedule II of this Amendment and that Schedule 2 of the Agreement (the Capitalization Table) shall be replaced by the Schedule II attached hereto.

6.                 INCOPORPATION

6.1 This Amendment shall hereafter be read and construed in conjunction and as one document with the Agreement and references (i) in the Agreement to “the Agreement” or “this Agreement”, or (ii) in other Transaction Agreements to “the Series B Share Purchase Agreement”, and references in all other instruments and documents executed thereunder or pursuant to such document, shall for all purposes refer to the Agreement incorporating and as supplemented by this Amendment.

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7.                   GOVERNING LAW AND DISPUTE RESOLUTION

7.1 This Amendment shall be governed by and construed in all respects in accordance with the laws of Hong Kong. In relation to any legal action or proceedings arising out of or in connection with this Amendment, the Parties hereby irrevocably submits to arbitration in accordance with Section 11.12(b) of the Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

COMPANY:

Jupai Investment Group (Cayman)

By:	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Director

BVI COMPANY:

Jupai Investment International Limited

By:	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Director

HK COMPANY:

Jupai Hong Kong Investment Limited

By:	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Director

WFOE:

Shanghai Juxiang Investment Management Consulting Co., Ltd.

/seal/ Shanghai Juxiang Investment Management Consulting Co., Ltd.

By:	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Director

DOMESTIC ENTERPRISE:

Shanghai Jupai Investment Consulting Co., Ltd.

/seal/ Shanghai Jupai Investment Consulting Co., Ltd.

By:	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SELLING SHAREHOLDER:

Jupai Holding Inc.

By:	/s/ Hu Tianxiang
Name: Hu Tianxiang
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

FOUNDERS:

/s/ HU TIANXIANG
HU TIANXIANG

/s/ LI KELIANG
LI KELIANG

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

FOUNDER HOLDCOS:

Jupai Capital Inc.

By:	/s/ Li Keliang

Name: Li Keliang

Title: Director

Jupai Holding Inc.

By:	/s/ Hu Tianxiang

Name: Hu Tianxiang

Title: Director

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

E-HOUSE:

E-House (China) Capital Investment Management Limited

By:	/s/ Xin Zhou

Name: (Xin Zhou)

Title: Director

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SINA:

SINA Hong Kong Limited

By:	/s/ Charles Guowei Chao

Name: Charles Guowei Chao

Title: Director

SCHEDULE I

Founders

	Name of Founder	PRC ID Number of Founder
1	Hu Tianxiang ()
2	Li Keliang()

Founder Holdco

Name	Type & Jurisdiction	Shareholders (Shareholding Percentage)
Jupai Capital Inc.	Limited liability company, British Virgin Island	Li Keliang() —100%
Jupai Holding Inc.	Limited liability company, British Virgin Island	Hu Tianxiang () —100%

SCHEDULE II

Capitalization Table

Part 1 - Fully Diluted Capitalization Immediately Prior to the Closing:

Name of Shareholder	Class of Shares	Number of Shares	Percentage
Jupai Holding Inc	Ordinary Shares	71,992,327	61.92%
CENTURY CREST GLOBAL LIMITED	Ordinary Shares	7,674,699	6.60%
Jupai Capital Inc	Ordinary Shares	8,332,974	7.17%
Zero2IPO Fund II, L.P.	Series A Preferred Shares	4,216,867	3.63%
GOLDEN KEEN ENTERPRISES LIMITED	Ordinary Shares	6,000,000	5.16%
BEIJING DRAGON LIMITED	Ordinary Shares	6,000,000	5.16%
ESOP	Ordinary Shares	12,048,193	10.36%
Total		116,265,060	100%

Part 2 - Fully Diluted Capitalization Immediately After the Closing:

Name of Shareholder	Class of Shares	Number of Shares	Percentage
Jupai Holding Inc	Ordinary Shares	46,155,647	35.73%
CENTURY CREST GLOBAL LIMITED	Ordinary Shares	7,674,699	5.94%
Jupai Capital Inc	Ordinary Shares	8,332,974	6.45%
Zero2IPO Fund II, L.P.	Series A Preferred Shares	4,216,867	3.26%
GOLDEN KEEN ENTERPRISES LIMITED	Ordinary Shares	6,000,000	4.65%
BEIJING DRAGON LIMITED	Ordinary Shares	6,000,000	4.65%
E-House (China) Capital Investment Management Limited	Series B Preferred Shares	25,836,680	20%
SINA Hong Kong Limited	Series B Preferred Shares	12,918,340	10%
ESOP	Ordinary Shares	12,048,193	9.32%
Total		129,183,400	100%